Exhibit 10.26

CONVERTIBLE PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

GREENWOOD HALL, INC.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: Sept 30, 2016	Principal: U.S. $250,000.00

FOR VALUE RECEIVED, Greenwood Hall, Inc., a Nevada corporation (the “Company”), hereby promises to pay to Lincoln Park Capital Fund, LLC, or its registered assigns (the “Holder”), the amount set out above opposite the caption “Principal” (as such amount may be increased or reduced from time to time pursuant to the terms hereof, through prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case, in accordance with the terms hereof) and to pay Interest (as defined below) on the outstanding Principal at the rates, in the manner and at the times set forth herein. This Convertible Promissory Note (the “Note”) is issued pursuant to the Note Purchase Agreement. Certain capitalized terms used herein are defined in Section 18.

1.           PAYMENTS OF PRINCIPAL.

(a)          Voluntary. Subject to the Holder’s written consent, the Company may prepay this Note at any time, in whole or in part, without penalty or premium. All prepayments of Principal made pursuant to this Section 1(a) shall be accompanied by accrued and unpaid Interest thereon through such prepayment date.

(b)          Mandatory. Subject to the Holder’s right to convert under Section 3, on the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to the outstanding Principal and accrued and unpaid Interest thereon.

2.           INTEREST. Simple interest shall accrue on the outstanding Principal at the Interest Rate from and including the date set forth above opposite the caption “Issuance Date” (the “Issuance Date”) until the Principal is paid in full, shall be computed on the basis of a 365-day year and actual days elapsed.

(a)          Payment of Interest in Cash. Unless the Holder of the Note requires otherwise but except for the period when Interest is calculated at the default rate, Interest shall be payable on the Maturity Date to the record holder of this Note as of the last day of the Interest Period, which is required to be made in cash (“Cash Interest”) subject to Section 2(b). Interest will not be payable in connection with the principal amounts converted into Company Conversion Securities (as defined in Section 3(a) below).

(b)          Application of Payments. Payments made in connection with this Note shall be applied first to amounts due hereunder other than Principal and Interest, thereafter to Interest and finally to Principal.

3.           CONVERSION OF NOTE. This Note shall be convertible into equity securities of Company, on the terms and conditions set forth in this Section 3.

(a)          Voluntary Conversion. During the first six months from issuance up to 50% of the Principal and Interest shall be convertible and up to 75% of the Principal and Interest by the nine month anniversary of issuance and thereafter at any time after the Issuance Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (“Company Conversion Securities”). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company must deliver an objection, if any, to a Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion or any objection will be deemed waived. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)          Conversion Price. The conversion price (the “Conversion Price”) shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. The Conversion Price shall mean $.03 per share. The amount of Conversion Shares issuable upon conversion of this Note is subject to adjustment as described in this Note. Adjustments made after conversions but prior to the delivery of the subject Conversion Shares which result in an increase in the amount of Conversion Shares shall have retroactive effect and the Company shall promptly deliver to Holder additional Conversion Shares as a result of such retroactive adjustment.

(c)          Mechanics of Conversion.

(i)          Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by dividing the principal amount of the Note being converted by Conversion Price determined in accordance with Section 3(b).

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(ii)         Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such conversion The Conversion Shares will be delivered without any legend in accordance with Section 4.1(c), when applicable.

(iii)        Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

(iv)        Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note and accrued interest, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent Holder obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 3(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Business Day (increasing to $20 per Business Day on the fifth (5th) Business Day after such liquidated damages begin to accrue) for each Business Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 4 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(v)         Shares Issuable Upon Conversion. All shares of Common Stock that shall be issuable hereunder shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if a registration statement is then effective under the Securities Act, shall be registered for public resale in accordance with such registration statement.

(vi)        Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall round up to the next whole share.

(vii)       Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

(d)          Beneficial Ownership. The Company shall not effect the conversion of this Note, and the Holder shall not have the right to convert this Note, to the extent that after giving effect to such exercise, such Holder (together with such Holder’s affiliates and any other Persons acting as a group together with such Holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Note beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Note, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, where such request indicates that it is being made pursuant to this Note, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.

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4.           EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a)          Events of Default. Each of the following events (so long as it is continuing) shall constitute an “Event of Default”:

(i)          any Change of Control;

(ii)         the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note, provided, that in the case of a failure to pay Interest when and as due, such failure shall constitute an Event of Default only if such failure continues for a period of at least three (3) Business Days;

(iii)        any event of default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (other than this Note) in an aggregate principal amount in excess of $50,000;

(iv)        the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian, (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi)        a final judgment or judgments for the payment of money aggregating in excess of $50,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $50,000 amount set forth above so long as the Company provides the Holder with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment or such later date as provided by the terms of such insurance policy;

(vii)       any representation or warranty made by the Company in this Note or the Note Purchase Agreement shall prove to be materially false or misleading as of the date made or deemed made;

(viii)      the Company shall breach any covenant or other material term or condition of this Note or the Note Purchase Agreement and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least ten (10) consecutive Business Days; or

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(ix)         any material provision of this Note or the Note Purchase Agreement ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of this Note or the Note Purchase Agreement.

(b)          Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Holder may take either or both of the following actions: (i) declare all or any part of the Outstanding Note Obligations to be immediately due and payable; provided, however, that if an Event of Default shall occur under either Section 4(a)(iv) or 4(a)(v), the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note shall automatically become immediately due and payable, and (ii) exercise on behalf of itself all rights and remedies available to it under applicable law. To the extent that the Holder declares this Note to be immediately due and payable (or this Note becomes due and payable following an Event of Default under Section 4(a)(iv) or 4(a)(v)), the Company shall pay the sum of the Outstanding Note Obligations to the Holder within five (5) Business Days after the date that the Outstanding Note Obligations are declared due and payable, and upon full payment, the Note shall be extinguished.

5.           RIGHTS UPON FUNDAMENTAL TRANSACTION. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

6.           RESERVATION OF AUTHORIZED SHARES. Prior to the Issuance Date, the Company shall reserve out of its authorized and unissued Common Stock and Company Conversion Securities a number of shares of Common Stock and Company Conversion Securities equal to the number of shares of Common Stock and Company Conversion Securities as shall be necessary to effect the conversion of this Note in Company Conversion Securities and any shares of Common Stock upon conversion or exercise of such Company Conversion Securities.

7.           COVENANTS.

(a)          Incurrence of Indebtedness. So long as this Note is outstanding, without the affirmative vote or written consent of the Holder, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note, (ii) Permitted Indebtedness, iii) pre-offering unsecured debt or unsecured convertible debt not to exceed $ 2,000,000, iv) bridge financing provided by an investment bank/underwriter, v) debt financing arranged by an investment banking firm or underwriter; vi) refinancing of secured debt that is currently outstanding as of the date of this Note, and vii) repayment of any convertible notes that are currently outstanding as of the date of this note and/or become due prior to the Maturity Date of this Note (Lincoln Park’s 4/2015 convertible note) if applicable.

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(b)          Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist Lien other than Permitted Liens.

(c)          Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness described in clause (i) of the definition of Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

8.           AMENDMENTS. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Holder shall be required for any amendment or waiver of this Note.

9.           REISSUANCE OF THIS NOTE.

(a)          Transfer. The Company may, as a condition to the transfer of any of this Note, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (v) transferring its Note to any Affiliate of the Holder, in the case of an institutional investor, or other Person under common management with such Holder; provided, further, that (A) the transferee in each case agrees to be subject to the restrictions in this Section 9 and provides the Company with a representation letter containing substantially the same representations and warranties of a “Purchaser” set forth in the Note Purchase Agreement, (B) the Company satisfies itself that the number of transferees is sufficiently limited and (C) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration. It is understood that the certificates evidencing any Notes may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

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If this Note is to be transferred in compliance with the foregoing, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 9(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 9(d)) to the Holder representing the outstanding Principal not being transferred.

(b)          Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 9(d)) representing the outstanding Principal.

(c)          Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 9(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)          Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a) or Section 9(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note from the Issuance Date.

10.         REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a)          The remedies provided in this Note shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and, subject to Section 10(b), nothing herein shall limit the Holder’s right to pursue monetary damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b)          Notwithstanding the foregoing, the right of the Holder to receive payment of Principal and Interest on this Note, on or after the respective due dates set forth herein, or to bring suit for the enforcement of any such right to payment, shall not be impaired or affected without the consent of the Holder.

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11.         PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

12.         CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

13.         FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.         NOTICES; PAYMENTS.

(a)          Notices. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) when delivered, if delivered personally, (ii) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (iii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below:

(i)           If to the Holder, at:

440 N. Wells St., #410

Chicago, IL 60654

Attn: Josh Scheinfeld or Jonathon Cope

(ii)          If to the Company, at:

12424 Wilshire Blvd, Suite 1030

Los Angeles, California 90024

Attn: Chief Executive Officer

or at such other address as the Company or the Holder each may specify by written notice to the other parties hereto in accordance with this Section 14. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

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(c)          Withholding Taxes. All payments made by the Company hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes imposed on the recipient). If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay to the recipient such additional amount as may be necessary to ensure that the net amount actually received by the recipient free and clear of such taxes (including taxes on such additional amount) is equal to the amount that the recipient would have received had such withholding not been made. If the recipient is required to pay any such taxes, penalties or interest, the Company shall reimburse the recipient for that payment on demand. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts or other evidence of payment to the recipient on whose account such withholding was made on or before the thirtieth day after payment. The Holder agrees to provide, promptly following the Company’s request therefore, such forms or certifications as it is legally able to provide to establish an exemption from, or a reduction in, any withholding taxes that might otherwise apply.

15.         CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

16.         WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

17.         GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

18.         CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such entity provided that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b)          “Bankruptcy Law” means Title 11 of the U.S. Code, or any similar Federal, foreign or state law for the relief of debtors.

(c)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of Los Angeles are authorized or required by law to remain closed.

(d)          “Cash Interest” has the meaning set forth in Section 2(a).

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(e)          “Change of Control” means any Fundamental Transaction other than (i) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (ii) a Fundamental Transaction with any Holder, any Affiliate of any Holder or any person otherwise related to or associated with a Holder, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f)           “Common Stock” means the Common Stock of the Company.

(g)          “Company” has the meaning set forth in the introductory paragraph of this Note.

(h)          “Company Conversion Securities” has the meaning set forth in Section 3(a).

(i)           “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

(j)           “Custodian” means a receiver, trustee, assignee, liquidator or similar official.

(k)          “Event of Default” has the meaning set forth in Section 4(a).

(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)         “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(n)          “GAAP” means generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

(o)          “Holder” has the meaning set forth in the introductory paragraph of this Note.

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(p)          “Indebtedness” means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (i) for borrowed money (including amounts outstanding under overdraft facilities), (ii) evidenced by notes, bonds, debentures or other similar Contractual Obligations, (iii) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (v) in respect of letters of credit and bankers’ acceptances, (vi) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, in each case, to the extent payable if such Contractual Obligation is terminated at the Closing, and (vii) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any other Person.

(q)          “Interest” means any Cash Interest payable under this Note.

(r)           “Interest Period” means the period beginning on and including the Issuance Date and ending on and including the Maturity Date.

(s)          “Interest Rate” means twelve percent (12%) per annum; provided that upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18%) per annum. In the event that such Event of Default is subsequently cured or waived, the Interest Rate shall be reduced to tweleve percent (12%) per annum as of the date of such cure or waiver, it being understood, however, that unless the Holder otherwise agrees in writing, such reduction shall not apply retroactively to the period when such Event of Default was continuing.

(t)          “Issuance Date” has the meaning set forth in Section 2.

(u)          “Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

(v)         “Lien” or “Liens” means any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(w)         “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of this Note or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Note, or (ii) material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries taken as a whole.

(x)          “Maturity Date” means September 30, 2019.

(y)          “Note Purchase Agreement” means that certain Note Purchase Agreement dated as of April 24, 2015 by and between the Company and certain purchasers of Notes.

(z)          “Notes” has the meaning set forth in the introductory paragraph of this Note.

(aa)        “Outstanding Note Obligations” means the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note as of any point in time.

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(bb)       “Permitted Indebtedness” means (i) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (A) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (B) total interest and fees at a rate in excess of ten percent (10%) per annum, (ii) Indebtedness secured by Permitted Liens, (iii) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (iv) any Indebtedness owing under the Note, and (v) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (i) through (iv) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(cc)        “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the Note, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(vi).

(dd)       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ee)        “Principal” has the meaning given in the introductory paragraph of this Note.

(ff)         “Register” has the meaning set forth in Section 19.

(gg)       “SEC” means the United States Securities and Exchange Commission.

(hh)       “Securities Act” means the Securities Act of 1933, as amended.

(ii)          “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

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(jj)          “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

19.         REGISTERED OBLIGATION. The Company shall establish and maintain a record of ownership (the “Register”) in which it will register by book entry the interest of the Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest. Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of the Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register. This Section shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

GREENWOOD HALL, INC.

By:
Name: John Hall
Title: Chief Executive Officer

Accepted and Agreed:

Lincoln Park Capital Fund, LLC

By:	Lincoln Park Capital, LLC
By:	Rockledge Capital Corporation

By:
Name: Josh Scheinfeld
Title: President

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CONVERTIBLE PROMISSORY NOTE